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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of
                the Securities and Exchange Act of 1934




    Date of Report (Date of earliest event reported):  July 6, 1995




                        FIRST LIBERTY FINANCIAL CORP.
           (Exact name of registrant as specified in its charter)



          Georgia             1-14417                    58-1680650
(State of Incorporation)(Commission File No.)(IRS Employer Identification No.)




                              201 Second Street
                             Macon, Georgia 31297
        (Address of principal executive offices, including zip code)


                                (912) 743-0911
             (Registrant's telephone number including area code)



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                           Exhibit Index on Page 3

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ITEM 5.  Other Events.

                     On July 6, 1995, the Registrant issued the attached press release announcing the resignation of Larry D. Flowers, the Executive Vice President for Retail Banking of its subsidiary, First Liberty Bank. On July 11, 1995, the Registrant issued the other attached press release announcing that Mr. Flowers had withdrawn his resignation.



                     Pursuant to the filing requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         FIRST LIBERTY FINANCIAL CORP.
                                         Richard A. Hills
                                         -----------------------------
                                         Richard A. Hills, Jr.
                                         Executive Vice President
                                         and General Counsel


Date:  July 14, 1995














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                          INDEX OF EXHIBITS





       Exhibit No.           Description               Page No.

         99 (a)             Press Release                  4

         99 (b)             Press Release                  5

































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                         FIRST LIBERTY FINANCIAL CORP.
                                 NEWS RELEASE

For information contact:
Richard A. Hills, Jr.
Executive Vice President and
General Counsel
(912) 743-0911



                     FIRST LIBERTY ANNOUNCES RESIGNATION OF
                             RETAIL BANKING EXECUTIVE


Macon, Georgia, July 6 -- First Liberty Financial Corp. (Nasdaq:FLFC) announced the resignation of Larry D. Flowers, Executive Vice President for Retail Banking of its subsidiary, First Liberty Bank. Mr. Flowers will become Executive Vice President of Trenton Savings Bank in Lawrenceville, New Jersey, and is expected to become president and chief executive officer of that bank upon the retirement of the incumbent.

Robert F. Hatcher, First Liberty's President and Chief Executive Officer, said, "Larry Flowers has done an outstanding job for our company, especially in the development of our community bank structure over the last two-and-a
- -half years. We certainly are going to miss him - both his professionalism and his friendship - but I know that his new position will offer some excellent opportunities. We wish him the very best."

First Liberty Financial Corp. is the holding company for First Liberty Bank, which operates 27 banking offices in Middle, Coastal and South Georgia, a loan production office in Atlanta, and a mortgage banking subsidiary, Liberty Mortgage Corporation, which operates throughout Georgia and through correspondent relationships in several southeastern states.

First Liberty common stock trades on the Nasdaq Stock Market (Nasdaq) under the symbol FLFC, and its Series A preferred stock trades on Nasdaq under the symbol FLFCP.


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                     FIRST LIBERTY FINANCIAL CORP.
                             NEWS RELEASE


For information contact:
Richard A. Hills, Jr.
Executive Vice President and
General Counsel
(912) 743-0911




                       FIRST LIBERTY ANNOUNCES RETAIL BANKING
                               EXECUTIVE WILL NOT LEAVE


Macon, Georgia, July 11 -- First Liberty Financial Corp. (Nasdaq:FLFC) announced that Larry D. Flowers, Executive Vice President for Retail Banking of its subsidiary, First Liberty Bank, had withdrawn his resignation and would remain with the bank. It was announced last week that Mr. Flowers had resigned to take a comparable position at another bank.

Robert F. Hatcher, First Liberty's President and Chief Executive Officer, said, "Larry Flowers told me yesterday that he had reconsidered his decision to leave First Liberty and we jointly decided that he would stay here. He's a talented and capable banker who has played a key role in building our successful community bank structure with its emphasis on local decision-making. Larry is an important member of our management team and I am happy that we will be able to continue to work together."

First Liberty Financial Corp. is the holding company for First Liberty Bank, which operates 27 banking offices in Middle, Coastal and South Georgia, a loan production office in Atlanta, and a mortgage banking subsidiary, Liberty Mortgage Corporation, which operates throughout Georgia and through correspondent relationships in several southeastern states.

First Liberty common stock trades on the Nasdaq Stock Market (Nasdaq) under the symbol FLFC, and its Series A preferred stock trades on Nasdaq under the symbol FLFCP.


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